SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

333-107066	20-0068852
(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia 30092

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Wells Real Estate Investment Trust II, Inc. (the “Registrant”) hereby amends its Current Report on Form 8-K dated February 10, 2004 to provide the required financial statements of the Registrant relating to the acquisition by the Registrant of the Weatherford Center (fka 515 Post Oak) Houston Building, as described in such Current Report.

Item 7. Financial Statements and Exhibits.

(a) Financial Statements. The following financial statements of the Registrant are submitted at the end of this Amendment to Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference:

(b) Pro Forma Financial Information. See Paragraph (a) above.

Page
Weatherford Center Houston Building

Report of Independent Auditors	F-1

Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 2003 (audited)	F-2

Notes to Statement of Revenues Over Certain Operating Expenses for the year ended December 31, 2003 (audited)	F-3

Wells Real Estate Investment Trust II, Inc.

Unaudited Pro Forma Financial Statement

Summary of Unaudited Pro Forma Financial Statement	F-5

Pro Forma Balance Sheet as of December 31, 2003 (unaudited)	F-6

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC. (Registrant)

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice-President, Treasurer and
Principal Financial Officer

Date: March 19, 2004

3

Report of Independent Auditors

Stockholders and Board of Directors

Wells Real Estate Investment Trust II, Inc.

We have audited the accompanying statement of revenues over certain operating expenses of the Weatherford Center Houston Building for the year ended December 31, 2003. This statement is the responsibility of the Weatherford Center Houston Building’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues over certain operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of revenues over certain operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement of revenues over certain operating expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues over certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the Weatherford Center Houston Building’s revenues and expenses.

In our opinion, the statement of revenues over certain operating expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 of the Weatherford Center Houston Building for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Atlanta, Georgia

March 10, 2004

Weatherford Center Houston Building

Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

(in thousands)

Revenues:
Base rent	$4,827
Tenant reimbursements	620
Other revenues	297

Total revenues	5,744

Expenses:
Repairs and maintenance	770
Real estate taxes	721
Utilities	533
Janitorial	237
Other operating expenses	198

Total expenses	2,459

Revenues over certain operating expenses	$3,285

See accompanying notes.

Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses

For the year ended December 31, 2003

1. Description of Real Estate Property Acquired

On February 10, 2004, Wells Operating Partnership II, L.P. (“Wells OP II”), acquired the Weatherford Center Houston Building (“the Building”), a 12-story office building containing approximately 260,000 square feet located in Houston, Texas, from The Realty Associates Fund V, L.P. (“Realty Associates”). Total consideration for the acquisition was approximately $39.9 million. Wells OP II is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Wells Real Estate Investment Trust II, Inc., a Maryland corporation.

2. Basis of Accounting

The accompanying statement of revenues over certain operating expenses is presented in conformity with accounting principles generally accepted in the United States and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as certain ancillary income, amortization, depreciation, interest and corporate expenses. Therefore, the statement will not be comparable to the statements of operations of the Building after its acquisition by Wells OP II.

3. Significant Accounting Policies

Rental Revenues

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The excess of rental income recognized over the amounts due pursuant to the lease terms is recorded as straight-line rent receivable. The adjustment to straight-line rent receivable increased revenue by approximately $0.5 million for the year ended December 31, 2003.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Weatherford Center Houston Building

Notes to Statement of Revenues Over Certain Operating Expenses (continued)

For the year ended December 31, 2003

4. Description of Leasing Arrangements

The Building is 100% occupied, with Weatherford International Ltd. (“Weatherford”) leasing 96% of the rentable square footage under a long-term lease agreement (the “Weatherford Lease”). Under the terms of the Weatherford Lease, Weatherford is required to reimburse its pro-rata share of operating expenses in excess of a base year amount. The remaining rentable square footage is leased to tenants under lease agreements with terms that vary in length and with various reimbursement clauses.

5. Future Minimum Rental Commitments

Future minimum rental commitments for the years ended December 31 are as follows (in thousands):

2004	$4,781
2005	5,068
2006	5,466
2007	6,032
2008	6,110
Thereafter	19,965

$47,422

Weatherford contributed approximately 95% of the rental income for the year ended December 31, 2003. Subsequent to December 31, 2003, Weatherford will contribute approximately 99% of the future minimum rental income from the leases in place at that date.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

SUMMARY OF UNAUDITED PRO FORMA BALANCE SHEET

This pro forma information should be read in conjunction with the financial statements and notes of Wells Real Estate Investment Trust II, Inc., a Maryland corporation (“Wells REIT”), included in its annual report filed on Form 10-K for the year ended December 31, 2003.

The following unaudited pro forma balance sheet as of December 31, 2003 has been prepared to give effect to the first quarter 2004 acquisition of the Weatherford Center Houston Building by Wells Operating Partnership II, LP (“Wells OP II”) as if the acquisition occurred on December 31, 2003. Wells OP II is a Delaware limited partnership that was organized to own and operate properties on behalf of Wells REIT II.

An unaudited pro forma statement of income for the year ended December 31, 2003 has not been prepared to give effect to the first quarter 2004 acquisition of the Weatherford Center Houston Building as the Wells REIT did not commence operations until January 22, 2004.

This unaudited pro forma balance sheet is prepared for informational purposes only and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Weatherford Center Houston Building been consummated as of December 31, 2003. In addition, the pro forma balance sheet includes allocations of the purchase price based upon preliminary estimates of the fair value of the assets and liabilities acquired. Therefore, these allocations may be adjusted in the future upon finalization of these preliminary estimates.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

PRO FORMA BALANCE SHEET

DECEMBER 31, 2003

(Unaudited)

ASSETS

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments
		Recent Acquisition
		Other		Weatherford Center Houston		Pro Forma Total

REAL ESTATE ASSETS, at cost:
Land	$0	$0		$6,100,000	(f)	$6,100,000
Building, less accumulated depreciation of $0	0	0		19,216,937	(f)	19,216,937
Intangible lease assets, net	0	0		9,518,812	(f)	9,518,812

Total real estate assets	0	0		34,835,749		34,835,749

CASH AND CASH EQUIVALENTS	156,912	14,684,526	(b)	0		15,358,948
		(331,854	)(c)
		869,003	(d)
		(19,639	)(e)
RESTRICTED CASH	981,924	(981,924	)(d)	0		0
DEFERRED PROJECT COSTS	0	331,854	(c)	0		351,493
		19,639	(e)
PREPAID EXPENSES AND OTHER ASSETS	512,633	0		0		512,633
DEFERRED LEASE ACQUISITION COSTS	0	0		4,892,692	(f)	4,892,692

Total assets	$1,651,469	$14,571,605		$39,728,441		$55,951,515

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Wells Real Estate Investment Trust II, Inc. (a)	Pro Forma Adjustments
		Recent Acquisition
		Other		Weatherford Center Houston		Pro Forma Total

LIABILITIES:
Borrowings	$0	$0		$39,728,441	(f)	$39,728,441
Accrued expenses	563,000	0		0		563,000
Escrowed investor proceeds	981,924	(981,924	)(d)	0		0

Total liabilities	1,544,924	(981,924)		39,728,441		40,291,441

COMMITMENTS AND CONTINGENCIES
Minority Interest	106,015	0		0		106,015

STOCKHOLDERS’ EQUITY:
Preferred shares, $.01 par value; 100,000,000 shares authorized, no shares issued and outstanding at December 31, 2003	0	0		0		0
Common shares, $.01 par value; 900,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2003	1	16,593	(b)	0		17,576
		982	(d)
Additional paid in capital	999	14,667,933	(b)	0		15,536,953
		868,021	(d)	0
Accumulated Deficit	(470)	0		0		(470)

Total stockholders’ equity	530	15,553,529		0		15,554,059

Total liabilities and stockholders’ equity	$1,651,469	$14,571,605		$39,728,441		$55,951,515

(a)	Historical financial information derived from annual report filed on Form 10-K, as stated therein, Wells OP II is a consolidated subsidiary of Wells Real Estate Investment Trust II, Inc.
(b)	Reflects capital raised through issuance of additional shares subsequent to December 31, 2003 through the Weatherford Center Houston Building acquisition date, net of organizational and offering costs, commissions and dealer manager fees
(c)	Reflects deferred project costs capitalized as a result of additional capital raised described in note (b) above
(d)	Reflects reclassification of restricted cash and escrowed investor proceeds, net of organizational and offering costs, to unrestricted cash and stockholders equity as a result of minimum escrow requirements being met on January 22, 2004
(e)	Reflects deferred project costs capitalized as a result of minimum escrow requirements being met described in note (d) above
(f)	Reflects Wells Real Estate Investment Trust II, Inc.’s purchase price for the assets, land, building and liabilities assumed, net of any purchase price adjustments

The accompanying notes are an integral part of this statement.